AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT is made effective as of the 25th day of June, 2002.

BETWEEN:

LORNE WARREN, prospector, of P.O. Box 662 Smithers, British
Columbia, V0J 2NO
   ("Warren")

AND:

JOHN MIRKO, prospector, of 541 Hermosa Avenue, North
Vancouver, British Columbia, V7N 3C2
   ("Mirko")

AND:

RIMFIRE MINERALS CORPORATION, a company incorporated under the laws of the Province of British Columbia and having its registered and records office at 700 - 700 West Pender Street,
Vancouver, British Columbia,V6C 1G8
   ("Rimfire")

WHEREAS:

A. Warren and Mirko are the beneficial owners of a 100% interest in and to the Bill property, located in the Liard Mining Division of British Columbia and more particularly described in Schedule "A" attached to this Agreement (the "Property"), with each of Warren and Mirko owning a 50% interest in the Property;

B. Pursuant to a property option agreement dated May 17, 2001 among Warren, Mirko and Rimfire, (the "Option Agreement"), Warren and Mirko granted Rimfire an option to acquire a 100% interest in and to the Property; and

C. Mirko wishes to sell to Rimfire and Rimfire wishes to purchase from Mirko his 50% interest in the Property (the "Mirko Interest"), and the parties hereto wish to enter into this agreement for the purpose of setting out their agreement respecting said purchase and sale.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of $1.00 and the premises and the mutual covenants, representations and warranties given by each of the parties to the other, the receipt and sufficiency of which is hereby expressly acknowledged, the parties do hereby agree as follows:

Purchase and Sale Terms

1. Subject to the terms contained herein, Rimfire agrees to purchase and pay for and Mirko agrees to sell to Rimfire the Mirko Interest for the Purchase Price (as hereinafter defined).
2. As consideration for the sale of the Mirko Interest to Rimfire, Rimfire shall issue 75,000 of its common shares (the "Purchase Price") to Mirko.

3. Rimfire shall pay the Purchase Price to Mirko within 10 days of the date of TSX Venture Exchange acceptance of this Agreement of Purchase and Sale.
4. Mirko shall be liable for and shall pay all taxes, registration charges and transfer fees properly payable on and in connection with the sale and transfer of the Mirko Interest to Rimfire as contemplated hereby.

5. Mirko acknowledges and agrees that the Mirko Interest includes his share of the Net Smelter Return (as that term is defined in the Option Agreement) and that his share of the Net Smelter Return will be transferred to Rimfire upon completion of the sale and transfer of the Mirko Interest as contemplated hereby.

6. Warren acknowledges that as a result of the completion of the sale and transfer of the Mirko Interest as contemplated hereby, Rimfire will own a 50% interest in and to the Property and:

a) Rimfire will be entitled to forego making that portion (being 50%) of the cash and share payments (including the Advance Royalty Payment as defined in the Option Agreement) which would otherwise have been payable to Mirko under the Option Agreement; and

b)   Rimfire will only be required to make 50% of the payment described in section 6.6 of the Option Agreement in order to purchase the Net Smelter Return (as defined in the Option Agreement) in accordance with the terms of the Option Agreement, it being understood that all of such payment as is required to be made by Rimfire pursuant to section 6.6 of the Option Agreement will be made to Warren.

7. Mirko acknowledges that the shares to be issued to him pursuant to this Agreement (the "Purchase Shares") will be issued pursuant to exemptions from the prospectus and registration requirements of the British Columbia Securities Act and as a result will be subject to transfer restrictions imposed by applicable securities legislation, including Multilateral Instrument 45-103 as adopted by the British Columbia Securities Commission and the policies of the TSX Venture Exchange.

8. Rimfire covenants to use commercially reasonable efforts to obtain TSX Venture Exchange acceptance of this Agreement within 30 days after the date hereof.

9. Upon the completion of the sale and transfer of the Mirko Interest to Rimfire, Rimfire agrees to be bound by those terms and conditions of the Option Agreement which were applicable to Mirko prior to the sale and transfer of the Mirko Interest to Rimfire pursuant to this Agreement.

10. Mirko agrees that after the execution of this Agreement any consent required to be obtained from Mirko pursuant to section 9.5 of the Option Agreement may be granted by Rimfire.

Representations and Warranties

11.  Rimfire represents and warrants to Mirko that:

     a) it is a company duly incorporated and validly subsisting and is in good standing under the laws of the jurisdiction of its incorporation;

     b) it has full power and absolute authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby except where regulatory approval is required; and
     c) it has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable law.

12.   Mirko represents and warrants to Rimfire that:

     a) To the best of his knowledge, other than the interest of Warren, the interest of Rimfire pursuant to the Option Agreement and the net smelter return in favour of Warren pursuant to the Option Agreement, the Property is not subject to any liens, charges, royalties or encumbrances of any kind and is not subject to any right, claim or interest of any other person;

     b) to the best of his knowledge, the Property is in good standing under the laws of British Columbia and all payments and filings required to be made and filed in connection with the Property have been made and filed;

     c) he has complied with all of the laws in effect in the jurisdiction in which the Property is located with respect to the Property;

     d) to the best of his knowledge, except as disclosed in this Agreement and the Option Agreement, there is no adverse claim or challenge against or to the ownership of or title to the Property or any portion thereof, nor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof or interest therein; and

     e) to the best of his knowledge, except as provided for in the Option Agreement, no person or entity has any royalty or other interest whatsoever in production or profits from the Property or any portion thereof .

13. The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transactions contemplated hereby and the acquisition of any interest in the Property hereunder and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement.

Condition Precedent

14. This Agreement is subject to the acceptance of the TSX Venture Exchange being obtained for the transactions contemplated hereby within 90 days of the date of this Agreement.
General

15. This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia.

16. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof

17.   Time shall be of the essence of this Agreement.

18. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns, heirs, administrators and legal representatives.

19. If any one or more of the provisions contained herein should be held to be invalid, unenforceable or illegal in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

20. This Agreement may be executed in counterparts which may be delivered by facsimile. Each executed counterpart shall be deemed to be an original and all such counterparts when read together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

RIMFIRE MINERALS CORPORATION

Per: HENRY J. AWMACK
Authorized Signatory

WITNESS


JOYCE WARREN                              LORNE WARREN
Witness Signature                         Lorne Warren
Box 92 Smithers, BC
Address
Expediter
Occupation

JOYCE WARREN                              JOHN MIRKO
Witness Signature                         John Mirko
Box 92 Smithers, BC
Address
Expediter
Occupation

This agreement was prepared by Morton & Company, Barristers & Solicitors, for Rimfire Mineral Corporation. It is recommended that other parties hereto obtain independent legal advice with respect to the provisions contained herein.





















































PROPERTY OPTION AGREEMENT


THIS AGREEMENT is made effective as of the 28th day of October, 2002.

BETWEEN:

RIMFIRE MINERALS CORPORATION, a company incorporated under the laws of the Province of British Columbia and having its office at 700 - 700 West Pender Street, Vancouver, British Columbia,V6C 1G8

(hereinafter referred to as "Optionor")

OF THE FIRST PART

AND:

PLUTONIC CAPITAL CORP., a company incorporated under the laws of British Columbia and having its head office at #501 - 675 West Hastings Street, Vancouver, British Columbia, V6B 1N2

(hereinafter referred to as "Optionee")

OF THE SECOND PART

WHEREAS:

A. The Optionor has represented to the Optionee that it is the owner of a 100% interest in certain mineral claims located in the Province of British Columbia more particularly described in Schedule A attached hereto (the "Property"), subject to a 1.5% net smelter royalty and first right of refusal to Newmont Canada Limited granted pursuant to a property transfer agreement dated July 10, 2001 (the "Right of First Refusal");

B. The Optionor has agreed to grant to the Optionee the right and option, but not the obligation, to earn a 51% participating interest in and to the Property on the terms and conditions stated in this Agreement and subject to the terms and conditions of the Right of First Refusal;

C. The Optionee is a capital pool company, as that term is defined in the policies of the TSX Venture Exchange (the "Exchange") and the option shall serve as the Optionee's Qualifying Transaction pursuant to the policies of the Exchange.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants, representations and warranties given by each of the parties to the other, the receipt and sufficiency of which is hereby expressly acknowledged, the parties do hereby agree as follows:

1.   INTERPRETATION

1.1. In this Agreement, including the Schedules hereto, unless the context otherwise requires, the following words and expressions shall have the following meanings:

(a)   "Acquiring Party" has the meaning ascribed to it in section 13.1;

(b) "Affiliate" means with respect to a party, any individual, corporation, body corporate, partnership, association, unincorporated organization or any other legal entity which directly or indirectly controls, is controlled by, or is under common control with that party. For the purposes of the preceding sentence, a corporation is controlled by a person or entity when (i) shares of the corporation carrying more than 50% of the votes for the election of directors are held other than by way of security only, by or for the benefit of that person or entity; and (ii) the votes carried by the shares mentioned in paragraph (i) are sufficient, if exercised, to elect a majority of directors of the corporation;

(c) "Agreement" means this Option Agreement as amended in writing from time to time;

(d)   "Agreement Date" means the date of this Agreement as first set out above;

(e) "Area of Common Interest" means the area which is within 1 (one) kilometer of the exterior boundaries of the Property;

(f) "Confidential Information" means the terms of this Agreement and any information regarding or relating to the Mining Work;

(g) "Defaulting Party" means a party which is in default with respect to the performance of any of its duties or obligations under this Agreement;

(h)   "Exchange" means the TSX Venture Exchange;

(i) "Exchange Acceptance" means the acceptance for filing of this Agreement on behalf of the Optionor by the Exchange;

(j) "Expenditures" means all cash, expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly in connection with Mining Work and, without limiting the generality of the foregoing, includes monies expended in acquisition of new claims, constructing or acquiring all facilities, buildings, machinery and equipment in connection with Mining Work, in paying any taxes, fees, charges, payments or rentals (including payments made in lieu of assessment work) or otherwise paid to keep the Property or any portion thereof in good standing including any payment to or in respect of acquiring any agreement or confirmation from any holder of surface rights respecting the Property or any portion thereof, in carrying out any survey of the Property or any portion thereof, in paying the fees, wages, salaries, travelling expenses, fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property or any portion thereof, in paying for the food, lodging and other reasonable needs of such persons, in supervising and managing any work done with respect to and for the benefit of the Property or any portion thereof including overhead charges not to exceed 15% claimed by the Operator or in any other respects necessary for the due carrying out of Mining Work and in connection with milling, processing and treatment operations, and in providing supervision, management, administration and accounting, financing, marketing, engineering, legal and other support services in connection with Mining Work. The certificate of an officer of the party incurring Expenditures as to the amount of Expenditures incurred pursuant to this Agreement and as to their categorization shall be prima facie evidence of such amounts having been incurred;

(k) "Expert" means an independent person with recognized expertise in the area of the subject matter of a dispute under section 18(d);

(l)   "Intervening Event" has the meaning ascribed to it in section 16.1;

(m) "Losses" means losses from operations on the Property and shall include any loss, liability, claim, demand, damage, expense, injury or death;

(n) "Mining Work" means every kind of work done on or in respect of the Property or the products therefrom by or under the direction of or on behalf of or for the benefit of the parties or any one or more of them and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores, metals and concentrates, surveying and bringing any mineral claims or other interests to lease or patent, reporting and all other work usually considered to be prospecting, exploration, development and mining work;

(o) "Net Smelter Return" has the meaning ascribed to it in Schedule "A" of the property transfer agreement dated July 10, 2001 made between Newmont Canada Limited and Rimfire Minerals Corporation, attached hereto as Schedule "B";

(p) "Non-Defaulting Party" means any party affected by a default of a Defaulting Party;

(q)   "Non-Operator" means the party which is not the Operator;

(r) "Operator" means the party managing the day to day exploration activities on the Property as provided for in Article 9;

(s) "Option" means the option granted by Optionor to the Optionee as more particularly set forth in section 4;

(t)   "Optionor" means Rimfire Minerals Corporation;

(u)   "Optionee" means Plutonic Capital Corp;

(v) "Property" means the lands located in the Liard Mining Division of British Columbia, as more particularly described in Schedule "A" hereto, and shall include any renewal thereof and any form of successor or substitute title thereto;

(w) "Qualifying Transaction" has the meaning set out in Exchange Policy 2.4. In the context of this Agreement, qualifying transaction means the Option to purchase a 51% interest in the Property by the Optionee pursuant to the terms of the Agreement;

(x) "Right of First Refusal" means the right of first refusal granted in the property transfer agreement dated July 10, 2001 made between Newmont Canada Limited and Rimfire Minerals Corporation and attached hereto as Schedule "B";
(y)   "Shares" means the 200,000 common shares in the capital of the Optionee;
      and

(z) "Transfer Restrictions" means such restrictions on the transfer of the Shares to be issued to the Optionor pursuant to this Agreement as may be required by applicable securities legislation (including Multilateral Instrument 45-103 as adopted by the British Columbia Securities Commission) and the policies of the Exchange.

1.2. All references to $ or "dollars" in this Agreement means Canadian dollars.

2.   REPRESENTATIONS AND WARRANTIES

2.1.   The Optionor represents and warrants to the Optionee that:

(a) it is a company duly incorporated and validly subsisting and is in good standing with respect to the filing of its annual reports under the laws of the jurisdiction of its incorporation and is qualified to do business in the jurisdiction in which the Property is located;

(b) it has full power and absolute authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby except where regulatory approval is required;

(c) it has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable law;

(d) the Property is not the whole or substantially the whole of the Optionor's assets or undertaking;

(e) it is the registered and beneficial owner of a 100% interest in the Property, subject to the Net Smelter Return and the Right of First
      Refusal. The Property is not subject to any liens, charges, royalties or encumbrances of any kind and is not subject to any right, claim or interest of any other person;

(f) it has obtained written waiver of the right of first refusal to the entry into this Agreement from Newmont Canada Limited, as provided in the Right of First Refusal (attached hereto as Schedule "C");

(g) the Property is in good standing under the laws of British Columbia and all payments and filings required to be made and filed in connection with the Property have been made and filed;

(h) it has complied with all of the laws in effect in the jurisdiction in which the Property is located with respect to the Property;

(i) the Optionee may enter in, under or upon the Property for all purposes of this Agreement without making any payment to, and without accounting to or obtaining the permission of, any other person other than any payments required to be made under this Agreement;

(j) there is no adverse claim or challenge against or to the ownership of or title to the Property or any portion thereof, and to the best of its knowledge there is no basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof or interest therein, save for the Right of First Refusal;

(k) except for the Net Smelter Return, no person has any royalty or other interest whatsoever in production or profits from the Property or any portion thereof;

(l) except as permitted under any laws of the jurisdiction in which the Property is located, to the best of the knowledge and belief of the Optionor, its principals or management after having made reasonable inquiry:

  (i) there has been no material spill, discharge, leak emission, ejection, escape, dumping, or any release or threatened release of any kind, of any toxic or hazardous substance or waste (as defined by any applicable law) from, on, in or under the Property, or into the environment;

  (ii) no toxic or hazardous substance or waste has been disposed of or is located on the Property as a result of the activities of the Optionor or its predecessors in interest;

  (iii) no toxic or hazardous substance or waste has been treated on or is now stored on the Property; and

  (iv) there is no other matter which has been a breach of applicable environmental laws or which could result in liability to a party hereunder.

2.2   The Optionee represents to the Optionor that:

(a) it has the full power and absolute authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby and is in good standing with respect to the filing of its annual reports under the laws of the jurisdiction of its incorporation and is or will be qualified to do business in the jurisdiction in which the Property is located;

(b) it has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable law.

2.3 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transactions contemplated hereby and the acquisition of any interest in the Property hereunder and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement.

3.   CONDITION PRECEDENT

3.1 This Agreement is subject to the Optionor obtaining Exchange Acceptance hereof.

3.2 The Optionee represents that it intends to take such steps as are necessary to have this Agreement accepted by the Exchange as a Qualifying Transaction prior to March 1, 2003. The Optionee acknowledges and agrees that if the Qualifying Transaction does not occur prior to March 1, 2003, it will not be in a position to comply with section 4 and the Option granted by this Agreement will terminate in accordance with section 8.

3.3 If the condition precedent in section 3.1 has not been satisfied within 120 days of the Agreement Date, the Optionee may, by notice in writing to the Optionor, terminate this Agreement. Notwithstanding anything contained in this section, if no notice of termination has been given pursuant to this section and the condition precedent in section 3.1 is at any time satisfied, the Optionee will not have the right to terminate this Agreement pursuant to this section.

4.   OPTION

4.1 The Optionor hereby irrevocably grants the Optionee the exclusive right to acquire an undivided 51% legal and beneficial interest in the Property in consideration of the total cash payment of $130,000, the issuance of 200,000 Shares to the Optionor (or payment of cash in lieu at the Optionee's election as provided for in subsections (b), (c), (d), (e) and
      (b) below), and the spending of $1,435,000 of Expenditures on the Property. The Optionee shall earn the 51% interest by:

(a) paying $2,000 cash to the Optionor by July 24, 2002 (the execution date of the letter of intent made between the parties hereto with respect to the Option), which payment has been made;

(b) paying an additional $13,000 cash to the Optionor upon the Exchange Acceptance;

(c) paying an additional $15,000 cash and issuing 50,000 of the Shares (or paying $20,000 in lieu) to the Optionor and incurring additional Expenditures on the Property of at least $185,000 no later than July 24, 2003;



(d) paying an additional $25,000 cash and issuing an additional 50,000 of the Shares (or paying $35,000 in lieu) to the Optionor and incurring additional Expenditures on the Property of at least $250,000 no later than July 24, 2004;

(e) paying an additional $35,000 cash and issuing an additional 50,000 of the Shares (or paying $60,000 in lieu) to the Optionor and incurring additional Expenditures on the Property of at least $400,000 no later than July 24, 2005; and

(f) paying an additional $40,000 cash and issuing an additional 50,000 of the Shares (or paying $85,000 in lieu) to the Optionor and incurring additional Expenditures on the Property of at least $600,000 no later than July 24,2006.

4.2   Each issuance of the Shares pursuant to sections 4.1 (c), (d), (e) and
 (f) is subject to prior acceptance by the Exchange of a technical report prepared in accordance with National Instrument 43-101 summarizing the exploration work done on the Property and recommending further work on the Property.

4.3 The Optionor acknowledges that any Shares issued by the Optionee pursuant to this section will be subject to the Transfer Restrictions.

4.4 The Optionee acknowledges that its interest in the Property is subject to the Right of First Refusal and that any interest it earns in the Property upon exercise of the Option granted by this Agreement will be subject to its proportionate share of the Net Smelter Return.

4.5 During the term of this Agreement, the Optionor will not encumber the property or its interest therein, any improvements on the property or any of the appurtenances thereto.

5.   OPTION ONLY

5.1 This Agreement confers an option only and, except as otherwise expressly provided herein, the doing of any act or the making or incurring of any Expenditures by a party shall not be construed as obligating such party to do any further or other act or make or incur any further or other Expenditures.

6.   VESTING OF INTEREST

6.1 When the Optionee has paid a total of $130,000 to the Optionor, issued 200,000 Shares (or paid cash in lieu) to the Optionor and incurred $1,435,000 in Expenditures on the Property required by section 4.1, the Optionee will have vested an undivided beneficial 51% right, title and interest in the Property, subject to its proportionate share of the Net Smelter Return.

6.2 Upon the vesting of the Optionee's interest the Optionor shall provide executed transfers of the Property in blank to a mutually acceptable escrow agent to be held in escrow until such time as the Option terminates or is exercised at which time that percentage interest if any earned by the Optionee shall be transferred to the Optionee.




7.   JOINT VENTURE

7.1 Upon the vesting of the Optionee's interest, any further exploration and development on the Property and any operation of the Property as a Mine will be carried out as a joint venture between the parties, with each party contributing to said joint venture in proportion to its interest in the Property from time to time.

7.2 The terms of the joint venture would be made subject to a formal Joint Venture Agreement including, but not limited to, the following:

(a) All operations on and in connection with the Property shall be managed by a committee (the "Management Committee") comprising two representatives of each party. All decisions of the Management Committee shall be made by simple majority of the votes cast. The representative of a party in the Management Committee shall have such number of votes equal to such party's Interest at the time of the vote. If there is a tied vote, the representative of the operator shall have the additional casting vote.

(b) The Optionee shall be the initial Operator and shall remain as the Operator for as long as its Interest is 50% or greater. All operations on and in connection with the Property shall be carried out exclusively by the Operator and the Operator shall have the right to retain such subcontractors as it sees fit. If the Optionee's Interest is or becomes less than 50%, the party with the greatest Interest shall become the Operator.

(c) At the commencement of the joint venture, the parties' respective Interests and deemed exploration expenditures shall be as follows:
                                                   Deemed
                                                  Exploration
   Party                Interest                 Expenditures

   Rimfire                49%                     $1,378,000
   Plutonic               51%                     $1,435,000

(d) A party shall elect whether to contribute to each annual work program and budget. If a party elects not to contribute to a budget, its Interest shall be reduced, such that a party's Interest at any time shall be calculated by dividing the subject party's deemed and actual exploration expenditures by the deemed and actual exploration expenditures of all of the parties, and multiplying the resulting fraction by 100.

(e) If at any time a party's Interest is reduced to below 10%, it shall be deemed to have conveyed its Interest to the other party in consideration of the right to receive a 2% net smelter return royalty, and it will cease to hold any interest in the Property.

8.   TERMINATION OF OPTION

8.1 Should the exploration Expenditure, payment of cash consideration and required share issuances (or payment of cash in lieu) set out in section 4 not be completed in full on or before their respective due dates then the Option shall terminate and the Optionee shall earn no interest in the Property pursuant to the terms hereof.

8.2 The Optionee may terminate this Agreement at any time by giving written notice of such termination to the Optionor. This Agreement shall terminate on the date the Optionor is deemed to have received such notice in accordance with section 14 herein. Upon such termination, this Agreement shall be of no further force and effect, except that the Optionee shall be required to make any payments or share issuances due and owing at the time the notice of termination is deemed to have been received by the Optionor, and the Optionee shall forthwith deliver all records of Mining Work, including maps and data derived therefrom in its possession to the Optionor.

8.3 Where notice of termination is given by either party, the Optionor will be free to make offers to other parties respecting the Property and the interest offered herein.

8.4 If this Agreement is terminated by the Optionee, the Optionee shall take such commercially reasonable steps as are necessary to ensure that the Property remains in good standing for a period of at least one year following the date of termination.

9.   OPERATOR

9.1. For expenditures incurred up to July 24, 2003, the Optionee shall be the Operator for the Property and shall manage the day to day exploration activities on the Property.

9.2. For expenditures incurred subsequent to July 24, 2003 and until the Optionee has exercised its Option in full, the Optionor shall be the Operator for the Property and shall manage the day to day exploration activities on the Property.

9.3. The Operator shall have full right, power and authority to do everything necessary or desirable in connection with the Mining Work, including, without limiting the generality of the foregoing, the right, power and authority to:

(a) regulate access to the Property subject only to the right of representatives of the Non-Operator to have access to the Property at all reasonable times for the purpose of inspecting Mining Work thereon at its own risk and expense; and

(b) employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder.

9.4 During its tenure as Operator, the Optionee shall be entitled to possession of the Property and to enter upon the Property to erect buildings, to install machinery thereon and to explore and develop the Property. In the event that the Optionee does not exercise the Option, all buildings, plant, equipment, machinery, tools, appliances, supplies and other chattels and fixtures which may have been brought by the Optionee upon the Property, either before or during the currency of this Agreement, may be removed by the Optionee at any time no later than 180 days after the termination hereof. Any property or assets not removed by the Optionee within the said 180 days shall, upon the expiry of such period, upon election by the Optionor become the property of the Optionor. Should the Optionee elect not to retain the Property or assets left on the Property, the Optionor shall, upon notice to the Optionee, dispose of same. The Optionee shall be liable for all reasonable costs, net of any recoveries, incurred by the Optionor on disposal of the Property or assets.

9.5 For the Optionor's services as Operator under this Agreement, the Optionor shall be paid a management fee (the "Management Fee") equivalent to ten percent (10%) of exploration expenditures on the Property.

10.   DUTIES AND OBLIGATIONS OF THE OPERATOR

10.1.   The Operator agrees that during the term of this Agreement it shall:

(a) carry out exploration and development work on the Property in accordance with recognized good and workmanlike exploration and engineering practices and in conformity in all respects with all applicable governmental mining laws and regulations;

(b) keep the Property free of liens, including builder's liens and miner's liens, and should any liens be filed, remove the same within thirty (30) days of their filing;

(c)   propose budgets and work plans;

(d)   maintain the mineral rights comprising the Property in good standing;

(e) at all times maintain and keep true and correct records of all expenditures incurred, as well as all other data necessary or proper for the settlement of accounts between the parties hereto in connection with their rights and obligations under this Agreement. Such records shall be open at all reasonable times upon reasonable notice for inspection by the Non-Operator as applicable or its duly authorized representative;

(f) upon the termination of this Agreement, leave the Property in a safe condition in accordance with applicable statutes and regulations, including environmental restoration requirements; and

(g) provide the non-Operator with an annual report within 30 days after each calendar year-end indicating expenditures made during such calendar year, the status of exploration on the Property and copies of factual data generated during operations; The non-Operator shall have access to the Property and to the Operator's exploration records with respect to the Property at all times provided that it shall not unduly interfere with or disrupt the activities of the Operator. Except as provided in section 12 below, all reports received by the non-Operator shall be kept confidential and shall not be released to any other party without the prior written consent of the Operator, which consent shall not be unreasonably withheld.

10.2. The Non-Operator agrees to indemnify and hold harmless the Operator from and against any Losses arising out of or in connection with the Operator's operations or activities on the Property, provided the Operator has complied with subsections 10.1(a) through (g) herein. Without limiting the generality of the foregoing, the non-Operator covenants and agrees to indemnify and save the Operator harmless from Losses resulting from any of the following occurrences where they are the result of the Operator's Mining Work on the Property in compliance with subsections 10.1(a) through (g) herein:

(a) any material, spill, discharge, leak, emission, ejection, escape, dumping, or any release or threatened release of any kind, of any toxic or hazardous substance or waste (as defined by any applicable law) from, on in or under the Property, or into the environment, except releases permitted or otherwise authorized by such law;

(b) the disposal or location on the Property of any toxic or hazardous substance or waste; and

(c) the treatment or storage on the Property of any toxic or hazardous substance or waste.

11.   TRANSFER RESTRICTIONS

11.1 This Agreement, and all rights and obligations hereunder may be assigned, in whole or in part, by either party hereto with the consent of the other, not to be unreasonably withheld or denied. Any assignment of interest under this Agreement shall be made expressly subject to this Agreement and the Right of First Refusal and shall require the assignee to agree in writing to assume all of the obligations of the assigning party as they relate to the interest assigned. No assignment shall be effective as between the parties until delivery to the non-assigning party of satisfactory evidence of such assignment.

11.2 Should the Optionee assign the Option to a third party, satisfaction of the share issuance requirement in section 4.1 may be fulfilled with cash or shares of another issuer (provided that that issuer is a company listed on a Canadian Exchange).

12.   CONFIDENTIALITY OF INFORMATION

12.1. No party to this agreement shall, without the express written consent of the other parties, disclose any of the Confidential Information to any other person or entity nor issue any press releases concerning the Confidential Information;

12.2 Notwithstanding section 12.1, if the Optionor contemplates selling or assigning its interest, it shall have the right to disclose to a prospective purchaser any part of the Confidential Information reasonably necessary to facilitate the sale or assignment of its interest if it first obtains an agreement in writing from the prospective purchaser, and furnishes a copy of such agreement to the Optionee, that the prospective purchaser shall not disclose to any person or entity any of the Confidential Information furnished to it.

12.3 Notwithstanding section 12.1, the parties shall have the right to disclose the Confidential Information with respect to this Agreement, in strict confidence to their attorneys or financial and mining consultants.

12.4 Notwithstanding anything contained in section 12.1 of this Agreement, the parties acknowledge the right and privilege of the Optionee to file, register and/or to otherwise deposit a copy of this Agreement with any governmental agencies in order to give third parties notice of this Agreement, and hereby agree, each with the others, to do or cause to be done all acts or things reasonably necessary to effect such filing, registration or deposit.

12.5 This section does not apply to any disclosure which may be required by law, securities regulatory bodies or stock exchanges governing one or more of the parties.

13.   AREA OF COMMON INTEREST

13.1 During the term of this Agreement, if any party or its Affiliate (the "Acquiring Party") stakes or otherwise acquires, directly or indirectly, any right to or interest in, or any right to receive proceeds of production from, any mining claim, license, lease, grant, concession, permit, patent, or other form of mineral tenure located wholly or partly within the Area of Common Interest, the Acquiring Party shall forthwith give notice to the other party of that staking or acquisition, the total cost thereof and all details in the possession of the Acquiring Party with respect to the acquisition, the nature of the property acquired and the known mineralization.

13.2 The other party may, within 30 days of receipt of the Acquiring Party's notice, by notice to the Acquiring Party, require that the mineral properties and the right or interest acquired be included in and thereafter form part of the Property for all purposes of this agreement. The other party shall not be required to reimburse the Acquiring Party for its proportionate share of the out of pocket costs of the acquisition in question.

13.3 If the other party does not make the election aforesaid within the period of 30 days, the right or interest acquired shall not form part of the Property and the Acquiring Party shall be solely entitled thereto.

14.   NOTICE

14.1 Any notice required or permitted to be given under this Agreement shall be in writing and delivered by registered mail, facsimile transmission, courier or by hand, in each case addressed to the intended recipient at the address set out on the first page of this Agreement.

14.2 Any notice delivered by registered mail, courier or hand will be deemed to have been given on the day it was received. Any notice given by facsimile transmission will be deemed to have been given upon confirmation by telephone of receipt.

14.3 Any party may give notice in writing of any change of its address. The address provided in said notice will thereafter be deemed to be the address of the party for the giving of notice hereunder.

15.   ASSOCIATION OF PARTIES

15.1 Nothing contained in this Agreement shall be deemed to constitute a party a partner, an agent or a legal representative of any other party. No act done by any party pursuant to the provisions hereof shall operate to create such a relationship.

16.   FORCE MAJEURE

16.1 If a party is prevented from or delayed in incurring any exploration expenditures, carrying out any programs or performing any of its obligations required under this Agreement by a cause beyond its reasonable control (other than its own lack of funds), as long as the party complies with the provisions of this section, such delay or failure to act will not constitute a breach of this agreement. A cause beyond a party's reasonable control shall include, but not be limited to, acts of God, fire, floods, explosions, labour disputes, strikes, threats of imminent strike, lockouts or other industrial disturbances, plant breakdowns or failure of operating equipment, interruptions or delays in transportation, war, insurrection or mob violence, nationalization, laws, rules and regulations or orders of any duly constituted governmental authority, the inability to obtain on reasonable terms required permits, licenses or other authorizations, or non-availability of labour, equipment or materials, or any other matter similar or dissimilar to the above that constitutes an event of force majeure (each an "Intervening Event").

16.2 All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

16.3 A party that claims an Intervening Event has occurred must, insofar as possible, promptly give written notice to the other party of the Intervening Event and the particulars thereof.

16.4 If a party has not taken all reasonable steps to prevent the occurrence of an Intervening Event it may not rely on section 16.1. Where a party claims that an Intervening Event has occurred it must perform its obligations under this Agreement to the extent that it is possible and practical to do so. Nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority.

17.   DEFAULT

17.1. This section does not apply where a party defaults on its obligations under section 4.

17.2 Where a default has occurred, a Non-Defaulting Party may provide written notice to the Defaulting Party specifying the default. If within 30 days (or, if the default cannot reasonably be cured within 30 days, within such period as may reasonably be required to cure the default) after the giving of notice of default by the Non-Defaulting Party or parties, the Defaulting Party has failed to cure the default, the Non-Defaulting Party shall then be entitled to seek any remedy it may have on account of the default. The Defaulting Party shall not lose any rights under this Agreement, nor shall the Agreement or the Option, as the case may be, terminate upon notice of the Default being given by the Non-Defaulting Party.

18.   DISPUTE RESOLUTION

18.1. Any dispute arising out of or in connection with this Agreement shall be resolved in the following manner:
(a) the disputing party will provide the particulars of the dispute to the non-disputing party as soon as practicable;

(b) upon the non-disputing party receiving the particulars, the non-disputing party will have 10 business days to provide the disputing party with a response to the particulars;

(c) upon the disputing party receiving the non-disputing party's response, the parties will have 10 business days thereafter during which they may attempt to resolve the dispute;

(d) if the parties are unable to resolve the dispute within 10 business days, the dispute will be submitted by the parties to a mutually agreed upon Expert for resolution and the parties will split equally the costs incurred for this dispute resolution process;

(e) if the parties are unable to agree upon an Expert for the dispute within 10 business days after the end of the period referred to in subsection
      (c) or if one or both of the parties refuses to accept the decision of the Expert, the parties will submit the dispute to arbitration as described in subsection (f) below; and

(f) any dispute which is not resolved by the dispute resolution process as contemplated by this section, will be submitted to binding arbitration pursuant to the Commercial Arbitration Act (British Columbia), and the costs of such arbitration will be paid as determined pursuant to the arbitration.

19.   GENERAL

19.1 This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia.

19.2 This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

19.3  Time shall be of the essence of this Agreement.

19.4 The recitals set out at the beginning of this Agreement do not form part of this Agreement.

19.5 The headings of the sections of this Agreement are for convenience only and do not form a part of this Agreement. They are not intended to affect the construction of anything herein contained or govern the rights and liabilities of the parties.

19.6 Notwithstanding anything to the contrary herein contained, this Agreement shall be subject to Exchange Acceptance and the prior receipt of any requisite third party consents.

19.7 Upon the written request of any of the parties, the other parties agree to furnish such additional further assurances or documents as may be reasonably necessary to carry out the intent, purposes and terms of this Agreement.


19.8 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns, heirs, administrators and legal representatives.

19.9 This Agreement may only be changed by an agreement in writing, duly executed by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

19.10 If any one or more of the provisions contained herein should be held to be invalid, unenforceable or illegal in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

19.11 Words used herein importing the singular number only shall include the plural, and vice-versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice-versa, and words importing persons shall include firms and corporations.

19.12 Waiver of any provisions herein by any party hereto shall not be construed as a waiver of any other provisions or terms of this Agreement.

19.13 This Agreement may be executed in counterparts which may be delivered by facsimile. Each executed counterpart shall be deemed to be an original and all such counterparts when read together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.


RIMFIRE MINERALS CORPORATION



Per: DAVID A. CAULFIELD
Authorized Signatory


PLUTONIC CAPITAL CORP.



Per: DONALD MCINNES
Authorized Signatory



This agreement was prepared by Morton & Company, Barristers & Solicitors, for Rimfire Minerals Corporation. It is recommended that other parties hereto obtain independent legal advice with respect to the provisions contained herein.


This is SCHEDULE "A" to the Option Agreement dated October 28th, 2002 between RIMFIRE MINERALS CORPORATION and PLUTONIC CAPITAL CORP.

The Tide Property consists of 5 mineral claims totaling 86 units in the Liard Mining Division of British Columbia, as follows:

Claim Name   Mineral Tenure   No. of Units    Record Date         Expiry Date
Bow-1        321461               6           October 8, 1993   October 8, 2006
Bow-2        321462              20           October 9, 1993   October 9, 2006
Bow-3        321463              20           October 9, 1993   October 9, 2006
Bow-4        321464              20           October 8, 1993   October 8, 2006
Arrow        340087              20         September 14, 1995   Sept. 14, 2006
                                 86


This is SCHEDULE "B" to the Option Agreement dated October28, 2002 between RIMFIRE MINERALS CORPORATION and PLUTONIC CAPITAL CORP.

Property Transfer Agreement with Newmont Canada Limited



This is SCHEDULE "C" to the Option Agreement dated October28, 2002 between RIMFIRE MINERALS CORPORATION and PLUTONIC CAPITAL CORP.

Acknowledgement of Newmont Canada to Waiver of Right of First Refusal































OPTION AGREEMENT
THIS AGREEMENT is made effective as of the 18th day of December, 2002.

BETWEEN:

RIMFIRE MINERALS CORPORATION, a company incorporated under the laws of the Province of British Columbia and having its registered and records office at 700 - 700 West Pender Street, Vancouver, British Columbia,V6C 1G8

(hereinafter referred to as "Optionor")

OF THE FIRST PART

AND:

STIKINE GOLD CORPORATION, a company incorporated under the laws of British Columbia and having its head office at 500 - 1045 Howe
Street, Vancouver, British Columbia, V6Z 2A9

(hereinafter referred to as "Optionee")

OF THE SECOND PART

WHEREAS:

A. The Optionor holds a 50% interest and has an option to acquire an additional 50% interest in and to the Bill Property from Lorne Warren (the "Warren Option Agreement");

B. The Optionee holds a 100% beneficial interest in mineral claims adjacent to or in the vicinity of the Bill Property (the "Stikine Property");

C. The Bill Property and the Stikine Property are located in the Liard Mining Division of British Columbia, hereinafter collectively referred to as the Williams Gold Property, as more particularly described in Schedule "A" attached to this Agreement (the "Property");

C. The Optionee intends to apply for listing of its shares on the TSX Venture Exchange prior to June 15, 2003; and
D. The Optionor has agreed to grant to the Optionee an option to acquire a 70% interest in and to the Property on the terms and conditions stated in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants, representations and warranties given by each of the parties to the other, the receipt and sufficiency of which is hereby expressly acknowledged, the parties do hereby agree as follows:

1.  INTERPRETATION

1.1 In this Agreement, including the Schedules hereto, unless the context otherwise requires, the following words and expressions shall have the following meanings:
(a)   "Acquiring Party" has the meaning ascribed to it in section 15.1;

(b) "Affiliate" means with respect to a party, any individual, corporation, body corporate, partnership, association, unincorporated organization or any other legal entity which directly or indirectly controls, is controlled by, or is under common control with that party. For the purposes of the preceding sentence, a corporation is controlled by a person or entity when (i) shares of the corporation carrying more than 50% of the votes for the election of directors are held other than by way of security only, by or for the benefit of that person or entity; and (ii) the votes carried by the shares mentioned in paragraph (i) are sufficient, if exercised, to elect a majority of directors of the corporation;

(c) "Agreement" means this Option Agreement as amended in writing from time to time;

(d)   "Agreement Date" means the date of this Agreement as first set out above;

(e) "Area of Common Interest" means the area which is within 4 kilometers of the perimeter of the Bill Property excluding any area covered by the Stikine Property;

(f)   "Associate" has the meaning set out in the Company Act (British Columbia);

(g) "Commercial Production" means the operation of the Property as a producing Mine and the production of mineral products therefrom (excluding bulk sampling, pilot plant or test operations);

(h) "Confidential Information" means the terms of this Agreement and any information regarding or relating to the Mining Work;

(i) "Defaulting Party" means a party which is in default with respect to the performance of any of its duties or obligations under this Agreement;

(j) "Development" means operations or work (other than mining work) performed for the purpose of or in connection with preparation for mining, including the construction or installation of a mill or any other treatment facilities, used for the mining, handling, milling, processing, or other beneficiation of mineral products. The active pursuit of obtaining any authorization or licenses related to any of the foregoing activities included in this definition shall also be considered to be an act of Development;

(k)   "Exchange" means the TSX Venture Exchange;

(l) "Exchange Acceptance" means the acceptance for filing of this Agreement on behalf of the Optionor by the Exchange;

(m) "Expenditures" means all cash, expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly in connection with Mining Work and, without limiting the generality of the foregoing, includes acquisition of new claims, monies expended in constructing or acquiring all facilities, buildings, machinery and equipment in connection with Mining Work, in paying any taxes, fees, charges, payments or rentals (including payments made in lieu of assessment work) or otherwise paid to keep the Property or any portion thereof in good standing including any payment to or in respect of acquiring any agreement or confirmation from any holder of surface rights respecting the Property or any portion thereof, in carrying out any survey of the Property or any portion thereof, in paying the fees, wages, salaries, travelling expenses, fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property or any portion thereof, in paying for the food, lodging and other reasonable needs of such persons, in supervising and managing any work done with respect to and for the benefit of the Property or any portion thereof including overhead charges claimed by the Operator or in any other respects necessary for the due carrying out of Mining Work and in connection with milling, processing and treatment operations, and in providing supervision, management, administration and accounting, financing, marketing, engineering, legal and other support services in connection with Mining Work and the preparation of a Feasibility Report. The certificate of an officer of the party incurring Expenditures as to the amount of Expenditures incurred pursuant to this Agreement and as to their categorization shall be prima facie evidence of such amounts having been incurred;

(n) "Expert" means an independent person with recognized expertise in the area of the subject matter of a dispute under section 20;

(o) "Feasibility Report" means a detailed report, demonstrating the feasibility of placing any part of the Property into Commercial Production at an acceptable rate of return on capital, in such form and detail as is customarily required by institutional lenders of major financing for mining projects, and shall include a reasonable assessment of the mineable ore reserves and their amenability to treatment, a complete description of the work, equipment and supplies required to bring such part of the Property into Commercial Production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by explanations of the following information:

 (i) a description of that part of the Property to be covered by the proposed Mine;

 (ii) the estimated recoverable reserves of minerals and the estimated composition and content thereof;

 (iii) the proposed procedure for development, mining and production;

 (iv) results of ore amenability tests;

 (v) the nature and extent of the facilities proposed to be acquired or constructed, which may include mill facilities if the size, extent and location of the ore body makes such mill facilities feasible, in which event, the study shall also include a preliminary design for such mill;

 (vi) the total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed Mine, including a schedule of timing of such requirements;

 (vii) all environmental impact studies and costs;

 (viii) the period in which it is proposed the Property shall be brought to Commercial Production;

 (ix) such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations; and
 (x) working capital requirements for the initial four month operation of the Property as a mine or such longer period as may be reasonably justified in the circumstances;

(p)   "Intervening Event" has the meaning ascribed to it in section 18.1;

(q) "Joint Venture" means the joint venture between the parties formed pursuant to section 8.1;

(r) "Mine" means the workings established and assets acquired, including, without limiting the generality of the foregoing, development headings, plant and concentrator installations, infrastructure, housing, airport and other facilities in order to bring the Property into Commercial Production;

(s) "Listing Date" means the date the Optionee's Shares are listed for trading on the Exchange;

(t)   "Losses" has the meaning ascribed to it in section 11.1;

(u)   "Manager" means the manager as appointed pursuant to section 8.2(a)(iii);

(v) "Management Committee" means the committee formed pursuant to section 8.2(a)(ii);

(w) "Mining Work" means every kind of work done on or in respect of the Property or the products therefrom by or under the direction of or on behalf of or for the benefit of the parties or any one or more of them and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores, metals and concentrates, surveying and bringing any mineral claims or other interests to lease or patent, reporting and all other work usually considered to be prospecting, exploration, development and mining work;

(x) "Net Profits Interest" has the meaning ascribed to it in Schedule "B" attached to this Agreement;

(y) "Net Smelter Return" has the meaning ascribed to it in the Warren Option Agreement;

(z) "Non-Defaulting Party" means any party affected by a default of a Defaulting Party;

(aa) "Option" means the option granted by the Optionor to the Optionee as more particularly set forth in section 4;

(bb)  "Optionor" means Rimfire Minerals Corporation;

(cc)  "Optionee" means Stikine Gold Corporation;

(dd)  "Operator" means Stikine Gold Corporation;

(ee) "Product" means all ores, metals and minerals mined or extracted from the Property and any concentrates produced therefrom;

(ff) "Property" means the lands located in the Liard Mining division of British Columbia, as more particularly described in Schedule "A" hereto, and shall include any renewal thereof and any form of successor or substitute title thereto;

(gg)  "Shares" means common shares in the capital of the Optionee;

(hh) "Transfer Restrictions" means such restrictions on the transfer of the Shares to be issued to the Optionor pursuant to this Agreement as may be required by applicable securities legislation (including Multilateral Instrument 45-103 as adopted by the British Columbia Securities Commission) and the policies of the Exchange; and

(ii) "Warren Option Agreement" means the option agreement dated May 17,2001 between the Optionor and Lorne Warren.

1.2   All references to $ or "dollars" in this Agreement means Canadian dollars.

2   REPRESENTATIONS AND WARRANTIES

2.1   The Optionor represents and warrants to the Optionee that:

(a) it is a company duly incorporated and validly subsisting and is in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business in the jurisdiction in which the Property is located;

(b) it has full power and absolute authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby except where regulatory approval is required;

(c) it has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and perfomance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable law;

(d) the Property is not the whole or substantially the whole of the Optionor's assets or undertaking;

(e) the Optionor is the owner of a 50% interest in the Property. The Optionor's 50% interest in the Property is not subject to any liens, charges, royalties or encumbrances of any kind and will not be subject to any right, claim or interest of any other person;

(f) the Optionor has the option to earn an additional 50% interest in and to the Property pursuant to the terms of the Warren Option Agreement. Pursuant to the Agreement, as modified, the Optionor's 50% interest, when earned, will be subject to a 2.5% net smelter return royalty (the "Net Smelter Return") of which one half is payable to Warren and one half to the Optionor;

(g) the Optionor has complied with all of the terms and conditions of the Warren Option Agreement, all payments have been made as required under the Warren Option Agreement and the Warren Option Agreement is in good standing in accordance with its terms and conditions;

(h) to the best of its knowledge, the Property is in good standing under the laws of British Columbia and all payments and filings required to be made and filed in connection with the Property have been made and filed;

(i) it has complied with all of the laws in effect in the jurisdiction in which the Property is located with respect to the Property;

(j) the Optionee may enter in, under or upon the Property for all purposes of this Agreement without making any payment to, and without accounting to or obtaining the permission of, any other person other than any payments required to be made under this Agreement;

(k) to the best of its knowledge, except as disclosed in this Agreement and the schedules attached hereto, there is no adverse claim or challenge against or to the ownership of or title to the Property or any portion thereof, nor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof or interest therein;

(l) to the best of its knowledge, no person has any royalty or other interest whatsoever in production or profits from the Property or any portion thereof except as provided for in the Warren Option Agreement;

(m) except as permitted under any laws of the jurisdiction in which the Property is located, to the best of the knowledge and belief of the Optionor, its principals or management after having made reasonable inquiry:

 (i) there has been no material spill, discharge, leak emission, ejection, escape, dumping, or any release or threatened release of any kind, of any toxic or hazardous substance or waste (as defined by any applicable law) from, on, in or under the Property, or into the environment;
 (ii) no toxic or hazardous substance or waste has been disposed of or is located on the Property as a result of the activities of the Optionor or its predecessors in interest; and
 (iii) no toxic or hazardous substance or waste has been treated on or is now stored on the Property.

2.2   The Optionee represents to the Optionor that:

(a) it has the full power and absolute authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby and is in good standing under the laws of the Jurisdiction of its incorporation and is or will be qualified to do business in the jurisdiction in which the Property is located;

(b) it will observe the terms and the conditions of this Agreement and the Warren Option Agreement, including the requirement for any royalties payable to the Optionor and to Warren under the Warren Option Agreement; and

(c) it has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable law.

2.3 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transactions contemplated hereby and the acquisition of any interest in the Property hereunder and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement.

3   CONDITION PRECEDENT

3.1. This Agreement is subject to the Optionor obtaining Exchange Acceptance hereof.

3.2. If the Exchange Acceptance has not been obtained within 120 days of the Agreement Date, any party may, by notice in writing to the other party, terminate this Agreement. Notwithstanding anything contained in this section, if no notice of termination has been given pursuant to this section and Exchange Acceptance has been obtained at any time, neither party will have the right to terminate this Agreement pursuant to this section.

4   OPTION

4.1   The Optionor hereby irrevocably grants the Optionee the exclusive right to acquire a 70% interest in the Property, subject to the Warren Option Agreement, the Ongoing Expenditure Requirement and the Net Smelter Return, in consideration of the total cash payment of $75,000, the issuance of 150,000 Shares to the Optionor, the expenditure of $1,500,000 on exploration and development on the Property and the additional cash and /or share payments listed in section 4.1(c). The Optionee shall earn the interest by:
(a)   paying an aggregate of $75,000 to the Optionor as follows:
 (i)  $10,000 upon the execution of this Agreement which sum has been paid;
 (ii) $25,000 on or before May 1, 2003; and
 (iii) $40,000 on or before May 1, 2004;


(b)   issuing 150,000 Shares to the Optionor as follows:
 (i) 100,000 Shares by no later than 15 days after the Listing Date and before June 15, 2003; and
 (ii) 50,000 Shares on or before the first anniversary of the Listing Date and before June 15, 2004;

(c)   making additional cash/share payments to the Optionor as follows:
 (i) on or before the second anniversary of the Listing Date and before June 15, 2005, paying the Optionor $50,000 cash or, at the election of the Optionee, issuing to the Optionor Shares having an aggregate market value of $50,000 based on the average closing price of the Optionee's Shares for the 10 days preceding the issuance of the Shares;
 (ii) on or before the third anniversary of the Listing Date and before June 15, 2006, paying the Optionor $50,000 cash or, at the election of the Optionee, issuing to the Optionor Shares having an aggregate market value of $50,000 based on the average closing price of the Optionee's Shares for the 10 days preceding the issuance of the Shares;

(d) incurring aggregate Expenditures of $1,500,000 on exploration and development on the Property as follows:
 (i)  $125,000 on or before December 31, 2002;
 (ii) an additional $300,000 on or before December 31, 2003;
 (iii) an additional $350,000 on or before December 31, 2004; and (iv) an additional $725,000 on or before December 31, 2005.

4.2 The Optionee agrees that in order to earn its interest in the Property as contemplated by this Agreement, the Listing Date must occur prior to June 15, 2003. The Optionee acknowledges and agrees that if the Listing Date does not occur prior to June 15, 2003, it will not be in a position to comply with sections 4.1(b) and (c) and the Option granted by this Agreement will terminate in accordance with section 12.1.

4.3 The Optionor acknowledges that any Shares issued by the Optionee pursuant to this section will be subject to the Transfer Restrictions.

4.4 The Optionee acknowledges that its interest in the Property is subject to the terms of the Warren Option Agreement and that any interest it earns in the Property upon exercise of the Option granted by this Agreement will be subject to the payment of the Net Smelter Return.

4.5 The Optionee agrees that it will, prior to June 14, 2003, cause its beneficial interest in the Stikine Property to become a 100% registered interest.

5   OPTION ONLY

5.1 This Agreement confers an option only and, except as otherwise expressly provided herein, the doing of any act or the making or incurring of any Expenditures by a party shall not be construed as obligating such party to do any further or other act or make or incur any further or other Expenditures.

6   VESTING OF INTEREST

6.1 When the Optionee has paid a total of $75,000 to the Optionor, issued 150,000 Shares to the Optionor, incurred $1,500,000 in Expenditures on the Property and made the cash or share payments required by section 4.1(b) and (c) the Optionee will have vested an undivided beneficial 70% right, title and interest in the Property, subject to the Net Smelter Return and the Ongoing Expenditure Requirement.

6.2 Upon the vesting of a 70% beneficial interest the Optionor shall execute such property transfer documents as the Optionee may reasonably deem necessary to assign, transfer and assure the Optionee's good, safeholding and marketable title to a 70% interest in the Property and shall deliver same to the Optionee.

7   FUNDING OBLIGATIONS AFTER VESTING OF INTEREST AND PRIOR
    TO FEASIBILITY REPORT

7.1 Following vesting of a 70% interest in the Property with the Optionee, in each calendar year the Optionee shall incur additional Expenditures of $500,000 on the Property until such time as a Feasibility Report has been prepared and approved by the parties (the "Ongoing Expenditure Requirement"). Expenditures in excess of $500,000 in any calendar year shall be cumulative with any excess being credited to the expenditure requirements in subsequent years. The Optionee will have the option, at its sole discretion, of making a cash payment of $50,000 to the Optionor in lieu of incurring $500,000 in Expenditures on the Property in any given year pursuant to the Ongoing Expenditure Requirement.

(a) If in any calendar year during which the Optionee is required to meet the Ongoing Expenditure Requirement, the Optionee fails to incur the expenditures necessary to meet the Ongoing Expenditure Requirement and does not make a $50,000 cash payment to the Optionor in lieu of incurring such expenditures as permitted by section 7.1:the Optionee's interest in the Property shall revert to and become the property of the Optionor and the Optionee shall have no further interest in the Property; and

(b) the Optionee shall take such steps as are necessary to transfer legal title to the Property to the Optionor.

7.2 Upon the completion of a Feasibility Report, the Ongoing Expenditure Requirement shall terminate and the Optionee shall not be required to meet any further ongoing requirements to retain its 70% interest in the Property.

8   JOINT VENTURE

8.1 Upon vesting of a 70% interest in the Property and delivery of the Feasibility Report with the Optionee the parties will enter into an agreement to become joint participants for the express purpose of exploring, developing, and exploiting mineral deposits on or under the Property ("Joint Venture").

8.2 The parties acting diligently and in good faith will negotiate and finalize an industry standard Joint Venture agreement which will contain:

(a) Terms respecting the objectives and operation of the Joint Venture as follows:

 (i) The objectives of the Joint Venture shall be to place the Property into Commercial Production;

 (ii) When the Joint Venture is formed the parties shall form a Management Committee which shall determine overall policies, objectives, procedures, methods and actions under the joint venture agreement.
      At inception the Management Committee shall be comprised of two members appointed by the Optionee and one member appointed by the Optionor. Thereafter if the Optionee's interest is reduced to less than 50% the Optionee shall be entitled to appoint only one member of the Management Committee. Accordingly, the Optionor, whose interest has increased to more than 50%, shall be entitled to appoint two members of the Management Committee;

 (iii) The Management Committee shall appoint a Manager with overall responsibility for operations. The Manager shall have the right to charge for its overhead, administration and other unallocatable costs equal to 10% of the costs of Expenditures. The Management Committee shall have the authority to make any adjustment to the fee paid to the Manager from time to time to ensure that the Manager neither gains or loses financially from it acting as the Manager and subject to any contract that the Joint Venture may make with a third party Manager;

 (iv) The Manager shall prepare and submit to the Management Committee for its approval programs and budgets that the Manager proposes to conduct on the Property by the 60th day after completion of each approved program or by January 1st in each calendar year if no program has been approved and completed in the prior year;

 (v) The Management Committee shall meet and approve the Manager's programs and budgets by the 30th day after the proposed program was submitted;

 (vi) The Joint Venture activities must be undertaken and conducted according to the approved programs;

 (vii) Each party shall have the pro rata right of first refusal if the other party wishes to sell its interest in the Joint Venture subject to the right of assignment provisions, the terms of which are set out in section
      13.1 of this Agreement; and

(b) Terms respecting the interests of the parties and the dilution of same as follows:

 (i) When the Optionee's interest has vested as provided in section 6.1, the parties shall have the following initial interests in the Joint Venture:
      Optionor - thirty (30%) percent; and Optionee seventy (70%) percent;

 (ii) The agreed upon Expenditures for purposes of calculating dilution shall be the Optionee's initial Expenditures together with all additional Expenditures incurred by the Optionee pursuant to the Ongoing Expenditure Requirement until the delivery of a Feasibility Report. For purposes of calculating dilution under the Joint Venture, the Optionor shall, at the time the Feasibility Report is delivered by the Optionee, be deemed to have contributed a sum that is determined by multiplying the total amount of the Optionee's Expenditures as of that time by 30/70. After delivery of the Feasibility Report further costs incurred on the Property shall be borne by the Optionor and the Optionee in accordance with their respective interests in the Property;

 (iii) Terms respecting dilution as follows:
  (a) If any party elects or is deemed to have elected not to contribute to a program the amounts to be contributed by the party who elected to contribute to that program shall be increased subject to the right of the contributing party to elect not to contribute more than the amount initially committed to. If a party elects not to contribute more than the amount initially committed to, the Manager may elect not to proceed with the program or prepare an amended program and the provisions of this section shall apply to such amended program;

  (b) If after electing to participate a party fails to pay its share within 30 days the Manager may by notice demand payment. If no payment is made within the specified period the party shall be deemed to have elected not to contribute the costs and the provisions of section 8.2 (b)
     (iii)(c)  shall apply;

  (c) If a party elects or is deemed not to contribute to the costs, the interest of that party shall be decreased and the interest of the party contributing in excess of it's proportionate share shall be increased so that at all times the interest of each party will be that percentage which is equivalent to the actual and deemed Expenditures expressed as a percentage of the Expenditures of both parties Notwithstanding the foregoing, the party whose interest has been reduced shall be entitled to receive details of and to contribute to future programs to the extent of its then interest; and

  (d) If the effect of the application of sections 8.2 (a) , (b) and (c) is to reduce the interest of any party to ten (10)% or less that interest will be converted to a five (5%) percent Net Profits Interest.

(c)   Terms respecting the financing of Development as follows:

 (i) The Optionor may elect, by written notice to the Optionee, to cause the Optionee to provide or arrange for direct financing to the Optionor in amounts sufficient to enable the Optionor to fund its proportionate share of financing of Development. If the Optionor gives such notice, the Optionee shall provide or arrange for financing to the Optionor in amounts sufficient to enable the Optionor to fund it proportionate share of Development costs. Upon the completion of such financing, the Optionor's interest shall be reduced to 25% and the Optionee's share and total interest shall be increased to 75%. Thereafter, for the purposes of calculating dilution hereunder, the Optionor, shall be deemed to have contributed a sum that is determined by multiplying the total amount of Expenditures as of that time by 25/75.

9   OPERATOR

9.1 The Optionee shall be the Operator for the Property and shall manage the day to day exploration activities on the Property.

9.2 The Operator shall have full right, power and authority to do everything necessary or desirable in connection with the Mining Work, including, without limiting the generality of the foregoing, the right, power and authority to:

(a) regulate access to the Property subject only to the right of representatives of Warren and the Optionor to have access to the Property at all reasonable times for the purpose of inspecting Mining Work thereon at their own risk and expense; and

(b) employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder.

10   DUTIES AND OBLIGATIONS OF THE OPERATOR

10.1  The Optionee agrees that during the term of this Agreement it shall:

(a) carry out exploration and development work on the Property in accordance with recognized good and workmanlike exploration and engineering practices and in conformity in all respects with all applicable governmental mining laws and regulations;

(b) keep the Property free of liens, including builder's liens and miner's liens, and should any liens be filed, remove the same within thirty (30) days of their filing;

(c) upon the termination of this Agreement, leave the Property in a safe condition in accordance with applicable statutes and regulations, including environmental restoration requirements;

(d)   maintain the mineral rights comprising the Property in good standing;

(e) at all times maintain and keep true and correct records of all production and disposition thereof and of all expenditures incurred, as well as all other data necessary or proper for the settlement of accounts between the parties hereto in connection with their rights and obligations under this Agreement. Such records shall be open at all reasonable times upon reasonable notice for inspection by the Optionor or his duly authorized representative; and

(f) indemnify and hold harmless the Optionor from and against any damage, claim or demand arising out of any failure to comply with subsection (a) through (e) herein.

11   INDEMNITIES

11.1 In this section "Losses" shall include any loss, liability, claim, demand, damage, expense, injury or death.

11.2 The Optionor covenants and agrees to save the Optionee harmless from and against any Losses arising out of or in connection with the operations or activities which were carried out on the Property by the Optionor prior to the date of this Agreement. Without limiting the generality of the foregoing, the Optionor covenants and agrees to indemnify and save the Optionee harmless from Losses resulting from:

(a) any material, spill, discharge, leak, emission, ejection, escape, dumping, or any release or threatened release of any kind, of any toxic or hazardous substance or waste (as defined by any applicable law) from, on, in or under the Property, or into the environment, except releases permitted or otherwise authorized by such law;

(b) any toxic or hazardous substance or waste that has been disposed of or is located on the Property as a result of activities of the Optionor or its predecessors in interest; and

(c) any toxic or hazardous substance or waste that has been treated on or is now stored on the Property.

11.3 The Optionee covenants and agrees to save the Optionor harmless from and against any Losses arising out of or in connection with the Optionee's operations or activities on the Property up to the formation of the Joint Venture. Without limiting the generality of the foregoing, the Optionee covenants and agrees to indemnify and save the Optionor harmless from Losses resulting from:

(a) any material, spill, discharge, leak, emission, ejection, escape, dumping, or any release or threatened release of any kind, of any toxic or hazardous substance or waste (as defined by any applicable law) from, on in or under the Property, or into the environment, except releases permitted or otherwise authorized by such law;

(b) the disposal or location on the Property of any toxic or hazardous substance or waste; and

(c) the treatment or storage on the Property of any toxic or hazardous substance or waste.

11.4 Upon the formation of the Joint Venture, the Joint Venture shall be solely responsible for any future operating losses or liabilities.

12   TERMINATION OF OPTION

12.1 Should the Expenditure, payment of cash consideration and required share issuances set out in section 4.1 not be completed in full on or before their respective due dates then the Option shall terminate and the Optionee shall earn no interest in the Property pursuant to the terms hereof.

12.2 The Optionee may terminate this Agreement at any time by giving written notice of such termination to the Optionor. This Agreement shall terminate on the date the Optionor is deemed to have received such notice in accordance with section 16 herein. Upon such termination, this Agreement shall be of no further force and effect, except that the Optionee shall be required to make any payments or share issuances due and owing at the time the notice of termination is deemed to have been received by the Optionor, and the Optionee shall forthwith deliver all records of Mining Work, including maps and data derived therefrom in its possession to the Optionor.

12.3 Where either party is entitled, under any provision contained herein, to terminate this Agreement, it shall do so by delivering notice of termination to the other party in the manner prescribed in section 16. Where notice of termination is given by either party:

(a) this Agreement shall terminate on the date the party is deemed to have received notice under section 16;

(b) except as otherwise provided herein, neither party will have any further rights or obligations hereunder;
(c)   the Optionee will have earned no interest in the Property; and

(d) the Optionor will be free to make offers to other parties respecting the Property and the interest offered herein.

12.4 If this Agreement is terminated by the Optionee, the Optionee shall take such steps as are necessary to ensure that the Property remains in good standing for a period of at least one year following the date of termination.

13   ASSIGNMENT

13.1 Subject to section 9.5 of the Warren Option Agreement, any party may assign, in whole or in part, its interest to an Affiliate or an Associate. Except for such assignment to Affiliates or Associates, subject to section 13.2 no party shall assign or transfer its interest or any other interest in or under this Agreement, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld. In addition to a direct assignment or transfer, the assignment or transfer of any or all of a party's interest or other interest in or under this Agreement to an Affiliate or Associate may be effected by way of merger, amalgamation, consolidation or reorganization without the consent of the other party and, in either case, the resultant interest of a party and its Affiliates or Associates shall be aggregated and treated as one interest for the purposes of section 8 hereof. No assignment shall operate to relieve the assignor from any liability or obligation under this Agreement. Each assignment shall provide that the assignee shall be bound by this Agreement.

13.2 No party may mortgage, charge or encumber all or any part of its interest for any reason without the prior written consent of the other party.

14   CONFIDENTIALITY OF INFORMATION

14.1 No party to this agreement shall, without the express written consent of the other parties, disclose any of the Confidential Information to any other person or entity nor issue any press releases concerning the
      Confidential Information; 14.2   Notwithstanding section 14.1, if the
      Optionor contemplates selling or assigning its interest, it shall have the right to disclose to a prospective purchaser any part of the Confidential Information reasonably necessary to facilitate the sale or assignment of its interest if it first obtains an agreement in writing from the prospective purchaser, and furnishes a copy of such agreement to the Optionee, that the prospective purchaser shall not disclose to any person or entity any of the Confidential Information furnished to it.

14.3 Notwithstanding section 14.1, the parties shall have the right to disclose the Confidential Information with respect to this Agreement, in strict confidence to their attorneys or financial and mining consultants.

14.4 Notwithstanding anything contained in section 14.1 of this Agreement, the parties acknowledge the right and privilege of the Optionee to file, register and/or to otherwise deposit a copy of this Agreement with any governmental agencies in order to give third parties notice of this Agreement, and hereby agree, each with the others, to do or cause to be done all acts or things reasonably necessary to effect such filing, registration or deposit.

14.5 This section does not apply to any disclosure which may be required by law, securities regulatory bodies, or stock exchanges governing one or more of the parties.

15   AREA OF COMMON INTEREST

15.1 During the term of this agreement, if any party or its Affiliate (the "Acquiring Party") stakes or otherwise acquires, directly or indirectly, any right to or interest in, or any right to receive proceeds of production from, any mining claim, license, lease, grant, concession, permit, patent, or other form of mineral tenure located wholly or partly within the Area of Common Interest, the Acquiring Party shall forthwith give notice to the other party of that staking or acquisition, the total cost thereof and all details in the possession of the Acquiring Party with respect to the acquisition, the nature of the property acquired and the known mineralization.

15.2 The other party may, within 30 days of receipt of the Acquiring Party's notice, by notice to the Acquiring Party, require that the mineral properties and the right or interest acquired be included in and thereafter form part of the Property for all purposes of this agreement. The other party shall not be required to reimburse the Acquiring Party for its proportionate share of the out of pocket costs of the acquisition in question.

15.3 If the other party does not make the election aforesaid within the period of 30 days, the right or interest acquired shall not form part of the Property and the Acquiring Party shall be solely entitled thereto.

16   NOTICE

16.1 Any notice required or permitted to be given under this Agreement shall be in writing and delivered by registered mail, facsimile transmission, courier or by hand, in each case addressed to the intended recipient at the address set out on the first page of this Agreement.

16.2 Any notice delivered by registered mail, courier or hand will be deemed to have been given on the day it was received. Any notice given by facsimile transmission will be deemed to have been given upon confirmation by telephone of receipt.

16.3 Any party may give notice in writing of any change of its address. The address provided in said notice will thereafter be deemed to be the address of the party for the giving of notice hereunder.

17   ASSOCIATION OF PARTIES

17.1 Nothing contained in this Agreement shall be deemed to constitute a party a partner, an agent or a legal representative of any other party. No act done by any party pursuant to the provisions hereof shall operate to create such a relationship.

18   FORCE MAJEURE


18.1 If a party is prevented from or delayed in incurring any Expenditures, carrying out any programs or performing any of its obligations required under this Agreement by a cause beyond its reasonable control (other than its own lack of funds), as long as the party complies with the provisions of this section, such delay or failure to act will not constitute a breach of this agreement. A cause beyond a party's reasonable control shall include, but not be limited to, acts of God, fire, floods, explosions, civil disobedience and unrest, weather delays, labour disputes, strikes, threats of imminent strike, lockouts or other industrial disturbances, plant breakdowns or failure of operating equipment, interruptions or delays in transportation, war, insurrection or mob violence, nationalization, laws, rules and regulations or orders or permit, licence delays of any duly constituted governmental authority or non-availability of labour, equipment or materials (each an "Intervening Event").

18.2 All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

18.3 A party that claims an Intervening Event has occurred must, insofar as possible, promptly give written notice to the other party of the Intervening Event and the particulars thereof.

18.4 If a party has not taken all reasonable steps to prevent the occurrence of an Intervening Event it may not rely on section 18.1. Where a party claims that an Intervening Event has occurred it must perform its obligations under this Agreement to the extent that it is possible and practical to do so. Nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority.

19   DEFAULT

19.1 This section does not apply where a party defaults on its obligations under section 4.

19.2 Where a default has occurred, a Non-Defaulting Party may provide written notice to the Defaulting Party specifying the default. If within 30 days (or, if the default cannot reasonably be cured within 30 days, within such period as may reasonably be required to cure the default) after the giving of notice of default by the Non-Defaulting Party or parties, the Defaulting Party has failed to cure the default, the Non-Defaulting Party shall then be entitled to seek any remedy it may have on account of the default. The Defaulting Party shall not lose any rights under this Agreement, nor shall the Agreement or the Option, as the case may be, terminate upon notice of the Default being given by the Non-Defaulting Party.

20   DISPUTE RESOLUTION

20.1 Any dispute arising out of or in connection with this Agreement shall be resolved in the following manner:

(a) the disputing party will provide the particulars of the dispute to the non-disputing party as soon as practicable;

(b) upon the non-disputing party receiving the particulars, the non-disputing party will have 10 business days to provide the disputing party with a response to the particulars;

(c) upon the disputing party receiving the non-disputing party's response, the parties will have 10 business days thereafter during which they may attempt to resolve the dispute;

(d) if the parties are unable to resolve the dispute within 10 business days, the dispute will be submitted by the parties to a mutually agreed upon Expert for resolution and the parties will split equally the costs incurred for this dispute resolution process;

(e) if the parties are unable to agree upon an Expert for the dispute within 10 business days after the end of the period referred to in subsection
      (c) above or if one or both of the parties refuses to accept the decision of the Expert, the parties will submit the dispute to arbitration as described in subsection (f) below; and

(f) any dispute which is not resolved by the dispute resolution process as contemplated by this section, will be submitted to binding arbitration pursuant to the Commercial Arbitration Act (British Columbia), and the costs of such arbitration will be paid as determined pursuant to the arbitration.

21   GENERAL

21.1 This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia.

21.2 This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

21.3  Time shall be of the essence of this Agreement.

21.4 The recitals set out at the beginning of this Agreement do not form part of this Agreement.

21.5 The headings of the sections of this Agreement are for convenience only and do not form a part of this Agreement. They are not intended to affect the construction of anything herein contained or govern the rights and liabilities of the parties.

21.6 Notwithstanding anything to the contrary herein contained, this Agreement shall be subject to Exchange Acceptance and the prior receipt of any requisite third party consents.

21.7 Upon the written request of any of the parties, the other parties agree to furnish such additional further assurances or documents as may be reasonably necessary to carry out the intent, purposes and terms of this Agreement.

21.8 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns, heirs, administrators and legal representatives.

21.9 This Agreement, and all rights and obligations hereunder may be assigned, in whole or in part, by either party hereto with the consent of the other, not to be unreasonably withheld or denied. Any assignment of interest under this Agreement shall be made expressly subject to this Agreement and shall require the assignee to agree in writing to assume all of the obligations of the assigning party as they relate to the interest assigned. No assignment shall be effective as between the parties until delivery to the non-assigning party of satisfactory evidence of such assignment.

21.10 This Agreement may only be changed by an agreement in writing, duly executed by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

21.11 If any one or more of the provisions contained herein should be held to be invalid, unenforceable or illegal in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

21.12 Words used herein importing the singular number only shall include the plural, and vice-versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice-versa, and words importing persons shall include firms and corporations.

21.13 Waiver of any provisions herein by any party hereto shall not be construed as a waiver of any other provisions or terms of this Agreement.

21.14 This Agreement may be executed in counterparts which may be delivered by facsimile. Each executed counterpart shall be deemed to be an original and all such counterparts when read together constitute one and the same instrument.



IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.


RIMFIRE MINERALS CORPORATION

Per: DAVID A. CAULFIELD
Authorized Signatory


STIKINE GOLD CORPORATION

Per: SCOTT BROUGHTON
Authorized Signatory



This agreement was prepared by Morton & Company, Barristers & Solicitors, for Rimfire Mineral Corporation. It is recommended that other parties hereto obtain independent legal advice with respect to the provisions contained herein.

This is SCHEDULE "A" to the Option Agreement dated December 18, 2002 between RIMFIRE MINERALS CORPORATION and STIKINE GOLD CORPORATION.


WILLIAMS GOLD PROPERTY


Claim Name     Mineral Tenure   No. of Units      Record Date    Expiry Date
BT             385785               20             21-Apr-01      31-Dec-04
BT 1           386612               20             16-May-01      31-Dec-04
BT 2           386613               20             16-May-01      31-Dec-04
BT 3           386614                8             17-May-01      31-Dec-04
GOS            386611               20             17-May-01      17-May-03
                                    88


STIKINE PROPERTY

Claim Name     Mineral Tenure   No. of Units      Record Date    Expiry Date
Will 1         393892                9           June 6, 2002    June 6, 2003
Will 2         393893                9           June 6, 2002    June 6, 2003
Will 3         393894               18           June 6, 2002    June 6, 2003
Will 4         393895               18           June 6, 2002    June 6, 2003
                                    54


This is SCHEDULE "B" to the Option Agreement dated December 18, 2002 between RIMFIRE MINERALS CORPORATION and STIKINE GOLD CORPORATION.


NET PROFITS INTEREST

A party who is reduced to less than a 10% Interest shall be subject to the provisions of Section 8.2(d) herein and shall, upon such event be referred to as "Royalty Owner". Royalty Owner is entitled to a royalty equal to 5% of the Net Profits, calculated as provided herein, attributable to all mineral products produced and sold (or deemed sold, as set forth herein) and all other revenue from the Property.

All capitalized words and phrases used in this Schedule shall have the meanings assigned to them herein, as follows:

A. "Cash Flow" shall mean the extent to which, on a cumulative basis, Proceeds exceed the sum of "Operating Costs and those certain Production Costs other than Operating Costs".

B. "Net Profits" shall mean, on a cumulative basis, the extent to which Cash Flow exceeds Payback.

C. "Operating Costs" shall mean and include the total of all direct costs of operation and all general and administrative on-site and off site expense that are paid, incurred or accrued, as a result of or in connection with all operations and activities conducted on or for the benefit of the Property, including but not limited to the following:

(a) Rentals, Royalties and Other Payments. The sum of all Property acquisition, holding and maintenance costs, including filing fees, license fees, costs of permits and assessment work, delay rentals, production royalties owing to any third parties, any tax royalty or other payments or obligations of any kind or character whatsoever that are imposed by any federal, state or local government, and all other payments made by, or expenses incurred or accrued, that are necessary or desirable to acquire or maintain title to the Property and to construct of maintain facilities and improvements used on or for the benefit of the Property.

(b)   Labor and Employee Benefits.
 (i) All salaries and wages of employees that are directly engaged in operations on or fore the benefit of the Property, including salaries or wages of employees who are temporarily assigned to work on or for the benefit of the Property.

 (ii) Costs of holiday, vacation, sickness and disability benefits, and other customary allowances applicable to the salaries and wages chargeable under paragraph (1)(b)(i) above and paragraph (1)(j) below. Such costs may be charged on a "when and as paid basis", or by "percentage assessment" on the applicable amount of salaries and wages. If percentage assessment is used, the rage that is employed shall be applied to salaries or wages only, excluding any overtime or bonus payments.

 (iii) Actual cost of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift or bonus plans (except, in the latter instance, production or incentive bonus plans under a union contract based on actual rates or production, cost savings or other production factors, and similar non-union bonus plans customary in the industry or necessary to attract competent employees, any and all of which bonus payments shall be considered salaries and wages under paragraph (1)(b)(i) above or paragraph (1)(j) below, rather than costs attributable to employee3s' benefit plans), and actual costs of other benefit plans of a like nature applicable to salaries and wages chargeable under said paragraphs (1)(b)(i) or (1)(j), providing that the benefits chargeable under such plans shall be limited to those incorporated within usual and customary plans.

 (iv) The cost of any and all assessments imposed by any governmental authority which are applicable to salaries, wages and benefits chargeable under paragraphs (1)(b)(i), (1)(b)(ii), (1)(b)(iii), and (1)(j) hereof, including all penalties.

(c) Improvements, Materials, Equipment and Supplies. The cost of improvements, materials, equipment and supplies (herein called "Material") purchased from unaffiliated third parties, or furnished and used for operations on or for the benefit of the Property as used herein, the cost of Material shall also include all applicable amortization or depreciation expense allocable to such Material, and costs of financing.

(d) Transportation. Reasonable transportation costs paid, incurred or accrued in connection with the transportation of employees and Material necessary for operations on or for the benefit of the Property.

(e) Contract Services and Utilities. The cost of contract services and utilities procured from outside sources, other than services described in paragraph (1)(h) below, for the benefit of the Property. If contract services are performed, the cost charged or accrued for such services shall not be greater than the cost for which comparable services and utilities are available in the open market within the vicinity of the Property.

(f) Insurance Premiums. Net premiums paid or accrued for insurance carried for operations on or for the benefit of the Property. In the event of self-insurance for Worker's Compensation and/or Employer's Liability under state law, an election may be made to include such risks in the self-insurance program, and such costs of self-insuring such risks shall be charged.

(g) Damage and Losses. All costs incurred or accrued in excess of insurance proceeds, in connection with the repair or replacement of any damage or loss, resulting from any cause, affecting any portion of the Property, or any improvements thereon.

(h) Legal and Regulatory Expenses. All legal and regulatory costs and expenses incurred or accrued in connection with or resulting from operations on or for the benefit of the Property, or as may be necessary to protect title to the Property, or to protect, replace or recover the facilities or improvements used on or for the benefit of the Property, and all other costs of consulting, legal, accounting, insurance and other services in connection with the operations on the Property.

(i) Taxes. All taxes (except taxes calculated upon income) of every kind and nature assessed or assessed or levied upon or in connection with the Property or in connection with operations conducted on or for the benefit of the Remaining Participants and Royalty Owner(s) shall be separately responsible for income taxes that are attributable to their respective interest in the Property.

(j) District and Camp Expense. The allocable portion of (i) the salaries and expenses of superintendent and other employees serving the Property whose time is allocated directly to the Property, and (ii) the costs of maintaining and operating an office and any necessary sub-office for the benefit of the Property, and (iii) all necessary camps, including housing facilities for employees, used for the benefit of the Property.

(k) Other Expenditures. Any reasonable direct expenditures, other than expenditures which are covered by the foregoing provisions, incurred or accrued for the necessary and proper conduct of operations on or for the benefit of the Property.

(l) Allocation of Costs. Any of the foregoing Operating Costs that are incurred or accrued for the benefit of both the Property and other lands shall be allocated on a calendar year's basis between the Property and such other lands and such allocation shall be made in the same proportion as the tonnage or ore that is mined from such other lands and fed to process during that year relates to the tonnage of ore that is mined from the Property and fed to process during such year. In the alternative, as to capital items, the election may be made to charge to the Operating Costs of the Property an amount equal to a market rental value for such items, based upon the amount of use of such items on or for the benefit of the Property.

(m) Reclamation Costs. Reclamation costs, which shall be charged if and to the extent that such costs are actually paid, set aside, or accrued for the Property, including reclamation bonds.
(n) Overhead Charge. An overhead charge described in section 8.2(a)(iii) of the Option Agreement:

 (i)  Any and all prior excesses of Operating Costs over Proceeds; and

 (ii) A reasonable sum for working capital reserves, it being understood that such reserves shall be not less than three months worth or cumulative Operating Costs that are paid, incurred or accrued when the Property is in full production.

 (iii) A reasonable sum of contingencies as confirmed by the Operators auditors.

D. "Payback" shall mean the point in time at which cumulative Cash Flow has equaled the sum of (1) all cumulative Production Costs, plus (2) interest on all such Production Costs at a rate equal to the Prime Rate, plus 2%, with interest to be calculated on the first business day of each calendar quarter during which any of those Production Costs are paid, incurred or accrued, and with such interest to begin accruing from the first day that Royal pays, incurs or accrues any such Production Costs.

E. "Production Costs" shall mean all costs and expenses paid, (including the aggregate of all preproduction expenditures), incurred or accrued on or for the benefit of the Property, including but not limited to exploration, development and mining activities, title work, environmental studies and reports, construction and installation of mining and procession improvements and (to the extent not included in the foregoing), all Operating Costs.

F. "Prime Rate" means, at any time, the rate of interest per annum quoted, published and commonly known as the "prime rate" of Canadian Imperial Bank of Commerce ("CIBC") which CIBC establishes at its main offices in Toronto as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to its borrowers or to any other person.

G. "Proceeds" means all sums received (or deemed to have been received) resulting from the sale of any Products mined or produced from the Property.

The Royalty on Net Profits shall be paid to Royalty Owner on a quarterly basis, and Royalty Owner will be provided, along with each such payment, a summary report describing the results of activities and operations undertaken upon the Property during the previous quarter, along with copies of all non-interpretive data collected from, on or about the Property during such quarter.

Royalty Owner shall have the right, at any time during the existence of this Net Profits Production Royalty, such right to be exercised on Royalty Owner's own behalf or through an agent, and such right to be exercised at Royalty Owner's own cost and risk and only upon reasonable prior notice, to enter upon the Property at all reasonable times and intervals to observe the mining, weighing, hauling, milling, assaying, stockpiling and other operations on the Property and to obtain ore samples for reasonable assaying purposes, and to inspect the non-interpretive geological records, all for the purpose of determining whether the provisions set forth herein are being observed; provided however, any such observation and inspection shall be conducted in such a manner so as to not unreasonably interfere with operations on the Property. Full, true and accurate accounts showing the tonnages and all shipments and sales of all products from the Property shall be kept, which books, records and accounts may be inspected by Royalty Owner at his own expense, at any reasonable time during normal business hours, and upon reasonable prior notice.

Royalty Owner agrees to treat all information acquired hereunder as confidential, and the parties agree that neither shall use the other's name in any manner, without first having obtained written approval of the other party, except as may be required by law. In the event of any anticipated disclosure that a party believes is required by law, the disclosing party shall notify the non-disclosing party prior to such disclosure, so that the non-disclosing party can take appropriate action to limit or prohibit such disclosure through a protective order or otherwise.










































STIKINE GOLD CORPORATION
500-1045 Howe Street
Vancouver, BC
Canada V6Z 2A9
T: 604.684.5900 x 114
F: 604.684.5909

March 26, 2003

RIMFIRE MINERALS CORPORATION
700- 700 West Pender Street
Vancouver, British Columbia
V6C 1G8
ATTENTION: DAVID CAULFIELD, PRESIDENT

Dear Sirs:

Re: Option Agreement

Further to our discussion, reference is made to the Option Agreement dated December 18, 2002 (the Agreement") between the Rimfire Minerals Corporation (the "Optionor") and Stikine Gold Corporation (the "Optionee"). In connection with the Bill Property and the Stikine Property , collectively referred to as the Williams Gold Property, various provisions of the Agreement must be amended, as follows:

1. It is agreed that the Optionee now intends to apply for listing of its shares on the TSX Venture Exchange (the "Exchange") prior to August 31, 2003 and the Optionor agrees to extend the deadline for such application, as defined in the Agreement.

2. For the purposes of subsection 4.1 (b) (i), the Optionee will now issue 100,000 Shares to the Optionor by no later than the Listing Date and before August 31, 2003.

3. For the purposes of subsection 4.2, the Optionee now agrees that in order to earn its interest in the Property, the Listing Date must occur prior to August 31, 2003. The Optionee now acknowledges and agrees that if the Listing Date does not occur prior to August 31, 2003, it will not be in a position to comply with section 4.1 (b) as amended, and the Agreement will terminate in accordance with section 12.1.

All capitalized terms used herein and not otherwise defined shall have the same meaning as is assigned to such terms in the Agreement. Except for the amendments provided herein, which are hereby deemed to be merged with the Agreement, the terms and conditions of the Agreement shall remain in full force and effect.

If you agree with these amendments to the Agreement, please sign the enclosed copy of this letter and return it to the attention of David Skerlec in our office. Thank you for your attention to this matter and please do not hesitate to contact the undersigned at your convenience.
Yours Truly,
STIKINE GOLD CORPORATION
Scott E. Broughton, P.Eng
President and CEO

RIMFIRE MINERALS CORPORATION does hereby agree to the amendments to the Agreement.

Dated this 28th day of March, 2003
Per: DAVID A. CAULFIELD
Authorized Signing Authority



















































May 21, 2003

ADDENDUM TO MINING JOINT VENTURE AGREEMENT

This Addendum to Mining Joint Venture Agreement dated May 23, 2002 (this "Addendum") is entered into by and between RIMFIRE MINERALS CORPORATION, a British Columbia corporation ("Rimfire"), and HOMESTAKE CANADA INC. an Ontario corporation ("Homestake").

RECITALS

A. Rimfire and Homestake have entered into that certain Mining Joint
   Venture Agreement dated effective Apri1 23, 2002 ("Venture Agreement").
B. Homestake has acquired the MOR 2 claim adjoining the Properties that are subject to the Venture Agreetnent. A description of the MOR 2 claim ("MOR 2") is provided on Exhibit 1 attached hereto and made a part hereof. Rimfire and Homestake desire to cause the MOR 2 Claim to become subject to the Venture Agreement in accordance with the provisions of this Addendum.

AGREEMENT

Now, therefore, in consideration of the mutual premises and covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Rimfire and Homestake agree as follows:

1. Rimfire and Homestake agree that the MOR 2 Claim shall be subject to the Venture Agreement and be included as a Property in accordance with the following terms:

   a. Title to the MOR 2 Claim shall remain with Homestake until the earlier to occur of (i) vesting of Homestake's undivided 75% interest in the Properties pursuant to Section S.I(a) of the Venture Agreement, Or
      (ii) prior termination of the Venture Agreement.

   b. When Homestake's 75% interest vests pursuant to said Section5.1(a) of the Venture Agreement, Homestake shall convey an undivided 25% interest in the MOR 2 Claim to Rimfire.

   c. In the event of termination of the Venture Agreement prior to the vesting of Homestake's undivided 75% in the Properties, the provisions of Section
      5.6 of the Venture Agreement shall be applicable with respect to the MOR 2 Claim and Homestake shall assign all of its title to the MOR Claim to Rimfire in accordance with Section 5.6(b).

   d. Homestake shall have no obligation to incur any Exploration Expenses with respect to the MOR 2 Claim, but any expenses incurred by Homestake in respect of the MOR 2 Claim that constitute Exploration Expenses shall be credited to Homestake as Exploration Expenses under the provisions of the Venture Agreement.

   e. The Area of Interest as defined in Article I of the Venture Agreement shall not be at'fected by inclusion of the MOR 2 Claim as a Property under the Venture Agreement.

   f. Homestake makes no representations or warranties of any kind in respect of the MOR 2 Claim or its ownership interest therein.

2. The Venture Agreement remains in full force and effect as modified by the provisions of this Addendum.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum of the date first above written.

HOMESTAKE CANADA INC.
By:
Title: President
Date: May 22, 2003

By:
Title: Secretary
Date: May 23, 2003

RIMFIRE MINERALS CORPORATION
By: DAVID A. CAULFIELD
Title: President
Date: May 23, 2003

By: HENRY J. AWMACK
Title: Chairman, Director
Date: May 27, 2003

Addendum to Mining Joint Venture Agreement Between
Rimfire Minerals Corporation and
Barrick Gold Corporation

DESCRIPTION OF THE MOR 2 CLAIM

Liard Mining Division, British Columbia
NTS: 104B/1SE and 104G/2E
Latitude: 57.00 degrees; Longitude 130.67 degrees
Claim             Tenure          Expiry           Units
MOR 2              394044         05-June-2005       12